Exhibit 5.2

Nicolas H.R. Dumont +1 212 479 6446 ndumont@cooley.com

October 20, 2023

Alvotech

9, rue de Bitbourg

L - 1273 Luxembourg

Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as special U.S. counsel to Alvotech, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”), that provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), is to provide for the registration by the Company of:

•	ordinary shares, with a nominal value of $0.01 per share, of the Company (the “Ordinary Shares”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (including any supplemental indenture, the “Indenture”);

•	warrants to purchase Ordinary Shares (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder (each, a “Warrant Agreement”);

•	subscription rights to purchase securities of the Company or a combination thereof (the “Rights”), which may be issued under one or more rights agreements, to be dated on or about the date of the first issuance of the Rights thereunder (each, a “Rights Agreement”); and

•	units comprised of one or more of the other securities that the Company may offer under the Registration Statement (the “Units”), which may be issued under one or more rights agreements, to be dated on or about the date of the first issuance of the Rights thereunder (each, a “Units Agreement”).

The Ordinary Shares, the Debt Securities, the Warrants, the Rights and the Units, plus any additional Ordinary Shares, Debt Securities, Warrants, Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

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Alvotech
October 20, 2023
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In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness. We have assumed that the Debt Securities, the Warrants, the Rights and the Units will be governed by the laws of the State of New York.

We note that the Company is incorporated under the laws of the Grand Duchy of Luxembourg. We have assumed all matters determinable under the laws of the Grand Duchy of Luxembourg, We are not rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights or any Securities that are components of Units. We have also assumed that with respect to any Debt Securities issuable as a component of any Units, the applicable Units will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of the Grand Duchy of Luxembourg, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture, the Warrants, the Rights and the Units in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture, the Warrants, the Rights and the Units in accordance with its organizational documents and the laws of the Grand Duchy of Luxembourg, (iii) any Ordinary Shares issued upon conversion of the Debt Securities or upon exercise of Warrants or Rights, or in connection with any Units will be duly authorized, validly issued, fully paid and nonassessable and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture, the Warrants, the Rights and the Units will not violate the laws of the Grand Duchy of Luxembourg or any other applicable laws (except that such assumption shall not apply to the laws of the State of New York). We have assumed that the laws of the Grand Duchy of Luxembourg would not impose any requirements or have any consequences relevant to our understanding of the matters addressed in this opinion that would impact our conclusions with respect thereto.

Our opinion is expressed only with respect to the laws of the State of New York. We express no opinion as to whether the any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.     With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as

Cooley LLP, 55 Hudson Yards, New York, NY  10001-2157
T: (212) 479-6000 F: (212) 479 6275

Alvotech
October 20, 2023
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not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company so as to be in conformity articles of association of the Company (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.     With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the other parties to the Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the other parties to the Warrant Agreement; (iv) the issuance and terms of the Warrants, including as to any Ordinary Shares to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

3.     With respect to the Rights issued under a Rights Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Rights Agreement has been duly authorized by the Company and the other parties to the Rights Agreement; (iii) the applicable Rights Agreement has been duly executed and delivered by the Company and the other parties to the Rights Agreement; (iv) the issuance and terms of the Rights, including as to any Ordinary Shares to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated

Cooley LLP, 55 Hudson Yards, New York, NY  10001-2157
T: (212) 479-6000 F: (212) 479 6275

Alvotech
October 20, 2023
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pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4.     With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Unit Agreement has been duly authorized by the Company and the other parties to the Units Agreement; (iii) the applicable Unit Agreement has been duly executed and delivered by the Company and the other parties to such Unit Agreement; (iv) the issuance and terms of the Units, including as to any Ordinary Shares to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated pursuant to the applicable Units Agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Units Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

Cooley LLP

By:	/s/ Nicolas H.R. Dumont
Nicolas H.R. Dumont

Cooley LLP, 55 Hudson Yards, New York, NY  10001-2157
T: (212) 479-6000 F: (212) 479 6275